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                                                                    EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-80755, No. 333-20555, 333-36951, 333-78049 and No. 333-86135)
of PeopleSoft, Inc. and in the related Prospectuses and in the Registration Statements (Form S-8) pertaining to (No. 33-53000 and 33-62356) the 1992 Directors' Plan, (Nos. 333-08575, 333-75199 and 333-64424) the Amended and
Restated 1989 Stock Plan, the 1992 Employee Stock Purchase Plan, (No. 333-14745) the Red Pepper Software Company 1993 Stock Option Plan, (No. 333-65857) the Intrepid Systems, Inc. 1992 Stock Option Plan, (No. 333-77911) the Trimark Technologies, Inc. 1998 Director and Executive Non-statutory Stock Option Plan, the Trimark Technologies, Inc. 1995 Director and Executive Office Stock Option Plan, the Trimark Technologies, Inc. 1995 Employees and Consultants Stock Option Plan, the Trimark Technologies 1993 Stock Option Plan, (No. 333-84641) the Executive Restricted Stock Purchase Agreement (No. 333-86103) the Distinction Software, Inc. Stock Option Plan, (No. 333-94833) The Vantive Corporation Amended and Restated 1991 Stock Option Plan, The Vantive Corporation 1995 Outside Directors Stock Option Plan, The Vantive Corporation 1997 Nonstatutory Stock Option Plan, (No. 333-91111) the Individual Option Agreements under the Innovative Computer Concepts, Inc. 1995 Stock Incentive Plan assumed by the Vantive Corporation, (Nos. 333-38364 and 333-44224) the Advance Planning Solution, Inc. 1998 Stock Plan, (No. 333-47000) 2000 Nonstatutory Stock Option Plan, (No. 333-64424) the 2001 Stock Plan, and (No. 333-64426) the SkillsVillage 1999 Stock Plan of PeopleSoft Inc. of our report dated February 4, 2000, with respect to the consolidated financial statements of PeopleSoft, Inc. for the year ended December 31, 1999, included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Walnut Creek, California
March 20, 2002